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                                                                 Exhibit (h)(79)

                               AMENDED SCHEDULE A

        THIS SCHEDULE A, amended and restated as of September 1, 2005, is the Schedule A to that certain Regulatory Administration Services Agreement dated as of June 1, 2003 between PFPC Inc. and The RBB Fund, Inc.

                               List of Portfolios

                Money Market Portfolio

                Bogle Investment Management Small Cap Growth Fund

                Robeco Boston Partners Large Cap Value Fund
                Robeco Boston Partners Mid Cap Value Fund
                Robeco Boston Partners All-Cap Fund
                Robeco Boston Partners Small Cap Value Fund II (formerly the Micro Cap Value Fund)
                Robeco Boston Partners Long/Short Equity Fund (formerly the Market Neutral Fund)

                n/i Growth Fund
                n/i Mid Cap Fund (formerly the n/i Growth & Value Fund) n/i Emerging Growth Fund (formerly the n/i Micro Cap Fund) n/i Small Cap Value Fund

                Schneider Small Cap Value Fund
                Schneider Value Fund

                Institutional Liquidity Fund for Credit Unions
                Liquidity Fund for Credit Union Members

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                                                                 Exhibit (h)(79)

                Robeco WPG Core Bond Fund
                Robeco WPG Large Cap Growth Fund
                Robeco WPG Tudor Fund

                Senbanc Fund

PFPC INC.

By:    /s/ Neal J. Andrews

Name:  Neal J. Andrews

Title: Senior Managing Director

THE RBB FUND, INC.

By:    /s/ Edward J. Roach

Name:  Edward J. Roach

Title: President